Exhibit 10.1

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Amendment”) executed as of this 12th day of March, 2018, by and between Michelson Farm-Westford Technology Park IV Limited Partnership, (hereinafter referred to as “Landlord”), and Sonus Networks, Inc. (hereinafter referred to as “Tenant”).

RECITALS

WHEREAS, by that certain Lease dated August 11, 2010, as amended by a certain First Amendment to Lease dated as of October 27, 2010, and as amended by a Second Amendment to Lease dated as of June 16, 2017 (the “Second Amendment”; hereinafter collectively referred to as the “Lease”), Landlord demised to Tenant certain Premises consisting of approximately 97,500 rentable square feet of tenant space consisting of space on the first and second floors of the existing building (the “Building”) located on that certain parcel of real property known and numbered as 4 Technology Park Drive, Westford, Massachusetts and as more particularly described in the Lease (the “Property”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to provide for a modification of the abatement of Fixed Rent set forth in Section 4.1 of the Lease and a modification to the tenant allowance, and to provide for such other matters as agreed upon by Landlord and Tenant, as hereinafter provided.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.     Section 1.1 of the Lease is hereby amended by replacing the footnote designated as “*” at the end of such Section, with the following:

“*See Abatement to Fixed Rent for September 1, 2018 – January 31, 2019, set forth in Section 4.1 of this Lease, as amended.”

2.    Section 4.1(b) of the Lease is hereby amended by deleting the same in its entirety, and replacing the same with the following:

“b. Notwithstanding the foregoing, provided that there does not then exist an uncured, continuing Event of Default under this Lease at the time thereof, Tenant’s obligation for the payment of Fixed Rent shall be abated in full for a period of five (5) months, specifically September 1, 2018 through January 31, 2019; however, Tenant shall remain responsible for paying operating expenses, real estate taxes and insurance and utilities. If there shall exist an Event of Default under this Lease beyond any applicable period of notice and cure during said five (5) month period, then any remaining rent abatement shall cease from the date of such Event of Default.”

3.    Section 5 of the Second Amendment shall be amended by deleting the definition of “Allowance”, specifically “One Million Four Hundred Sixty Two Thousand Five Hundred and 00/100 ($1,462,500.00) Dollars ($15.00/RSF)”, and by replacing the same with “One Million Eight Hundred Sixty Thousand Six Hundred Twenty-Five and 00/100 ($1,860,625.00) Dollars ($19.08/RSF).”

4.    Tenant and Landlord warrant and represent that they have not dealt with any brokers in connection with this Amendment and the Lease.

5.    This Amendment may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one (1) and the same instrument notwithstanding that both Landlord and Tenant are not signatories to the same counterpart. The parties agree that facsimile or portable document format (.pdf) copies of this Amendment, bearing their respective signatures, shall be enforceable as originals.

6.    This Amendment shall be binding on and inure to the benefit of the subsequent assignees of Landlord and Tenant.

7.    All capitalized terms as used herein, but not defined herein, shall have the same meaning ascribed to them in the Lease.

8.    Except as amended by this Amendment, all other terms, conditions, covenants and provisions as appear in the Lease are hereby ratified and confirmed and shall remain unchanged.

[Signature Page Follows]
EXECUTED as of the day and year first written above.

LANDLORD:

MICHELSON FARM-WESTFORD
TECHNOLOGY PARK IV LIMITED
PARTNERSHIP

BY:	THE GUTIERREZ COMPANY,
ITS SOLE GENERAL PARTNER

By: /s/ Arthur J. Gutierrez, Jr.
Arthur J. Gutierrez, Jr.
President

TENANT:

SONUS NETWORKS, INC.

By: /s/ Susan M. Villare

Name: Susan M. Villare
Title: SVP of FP&A and Treasurer, Finance
Hereunto Duly Authorized